EXHIBIT 21.1

                                  SUBSIDIARIES

Duro  Enzyme  Products Inc. wholly owns and operates the following subsidiaries:

COMPANY                     STATE/PROVINCE OF INCORPORATION  DATE OF INCORPORATION
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
Duro Enzyme Solutions Inc.              Nevada                September 6, 2000
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Duro Enzyme Solutions Inc.      Canadian Corporation            August 10, 2000
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Home.web Sub. Inc.                      Nevada                 November 1, 2000
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


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